                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): October 6, 1999

                             HARVEYS CASINO RESORTS
             (Exact name of registrant as specified in its charter)

         Nevada                      1-12802                    88-0066882
(State or other jurisdiction   (Commission file number)       (IRS Employer
of incorporation)                                         Identification Number)


                          Highway 50 & Stateline Avenue
                                  P. O. Box 128
                            Lake Tahoe, Nevada 89449
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (775) 588-2411


                                  Inapplicable
          (Former name or former address, if changed since last report)

Item 2.  Acquisition of Assets.

On October 20, 1999, Harveys Casino Resorts filed a Form 8-K describing the acquisition of a greyhound racetrack and land-based casino in Council Bluffs, Iowa from Iowa West Racing Association, Nonprofit Corporation, an Iowa nonprofit corporation. At the time of the filing, the financial information relative to Iowa West Racing Association's interim operation of the racetrack and casino known as Bluffs Run Casino was not available. As a result, the pro forma condensed consolidated financial information required by the Securities Exchange Act of 1934 could not be prepared. The purpose of this Form 8-K/A is to amend our initial filing with respect to the acquisition of Bluffs Run Casino and provide the required financial statements and pro forma financial information.

Item 7.  Financial Statements and Exhibits.

See "Index to Financial Statements"

See "Exhibit Index"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEYS CASINO RESORTS
(Registrant)


/s/ John J. McLaughlin
------------------------------------
    John J. McLaughlin
Senior Vice President, Chief Financial
Officer and Treasurer

                                  EXHIBIT INDEX

Exhibit
NUMBER                                      DESCRIPTION
-------                                     -----------
10.1 Purchase and Sale Agreement and Joint Escrow Instructions dated August 31, 1999 by and between HBR Realty Company, Inc., a Nevada corporation and Iowa West Racing Association, Nonprofit Corporation, an Iowa nonprofit corporation (1)

23.1     Consent of Arthur Andersen, LLP (2)

         -----------------------------------------------
  (1) Incorporated herein by reference to Harveys Casino Resorts Current Report on Form 8-K, filed September 3, 1999

  (2)    Filed herewith

                          INDEX TO FINANCIAL STATEMENTS

        Iowa West Racing Association (an Iowa not-for-profit corporation)

Report of Arthur Andersen LLP, Independent Public Accountants .........................  F-2
Statements of Financial Position as of December 31, 1998 and 1997 .....................  F-3
Statements of Activities for the Years Ended December 31, 1998, 1997 and 1996 .........  F-4
Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996 .........  F-5
Notes to Financial Statements .........................................................  F-6

         Bluffs Run Casino(an operation of Iowa West Racing Association)

Statement of Financial Position as of October 5, 1999 (Unaudited) .....................  F-14
Statements of Activities for the Thirty-nine Week Periods Ended October 5, 1999 and October 3, 1998 (Unaudited) .....................................................  F-15
Statements of Cash Flows for the Thirty-nine Week Period Ended October 5, 1999 and October 3, 1998 (Unaudited) .....................................................  F-16
Notes to Financial Statements (Unaudited) .............................................  F-17

                             Harveys Casino Resorts

Pro Forma Condensed Consolidated Balance Sheet as of August 31, 1999 (Unaudited) ......  F-20
Pro Forma Condensed Consolidated Statement of Income for the Nine-Months Ended
  August 31, 1999 (Unaudited) .........................................................  F-21
Pro Forma Condensed Consolidated Statement of Income for the Year Ended
  November 30, 1998 (Unaudited) .......................................................  F-22
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited) ............  F-23


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Iowa West Racing Association:

We have audited the accompanying statements of financial position of Iowa West Racing Association (an Iowa not-for-profit corporation) as of December 31, 1998 and 1997, and the related statements of activities and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Iowa West Racing Association as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                         Arthur Andersen LLP

Omaha, Nebraska,
     February 22, 1999

                         IOWA WEST RACING ASSOCIATION

                       STATEMENTS OF FINANCIAL POSITION

                          DECEMBER 31, 1998 AND 1997


                               ASSETS                                                     1998                 1997
                                                                                  -------------------  -------------------
CURRENT ASSETS:
    Cash and cash equivalents                                                            $ 5,773,354          $ 8,337,201
    Restricted cash and cash equivalents                                                   1,868,629            1,871,733
    Investments                                                                            3,021,484                    -
    Other current assets                                                                   1,526,030            1,646,051
                                                                                  -------------------  -------------------
                                                                                          12,189,497           11,854,985
                                                                                  -------------------  -------------------

PROPERTY, PLANT AND EQUIPMENT, at cost:
    Land and improvements                                                                  5,510,739            5,350,155
    Racing, casino facility and leasehold
       improvements                                                                          500,947              359,448
    Equipment, furniture and fixtures                                                     19,366,631           18,506,927
    Construction work in process                                                              34,655              293,756
                                                                                  -------------------  -------------------
                                                                                          25,412,972           24,510,286
    Less- Accumulated depreciation                                                        13,496,073            9,799,358
                                                                                  -------------------  -------------------
                                                                                          11,916,899           14,710,928
                                                                                  -------------------  -------------------
PREPAID LICENSE FEES                                                                       8,148,164            5,492,924
                                                                                  -------------------  -------------------
             Total assets                                                               $ 32,254,560         $ 32,058,837
                                                                                  ===================  ===================
                          LIABILITIES AND NET ASSETS
CURRENT LIABILITIES:
    License fees payable                                                                $ 23,757,993         $ 21,765,630
    Accounts payable                                                                       2,049,830            3,599,206
    Accrued expenses                                                                       3,481,523            3,555,833
    Accrued property taxes                                                                   844,348              874,738
                                                                                  -------------------  -------------------
                                                                                          30,133,694           29,795,407
                                                                                  -------------------  -------------------

DEFERRED PAYABLE TO RELATED PARTY                                                            700,000              700,000

COMMITMENTS AND CONTINGENCIES

NET ASSETS:
    Unrestricted                                                                           1,420,866            1,563,430
                                                                                  -------------------  -------------------
             Total liabilities and net assets                                           $ 32,254,560         $ 32,058,837
                                                                                  ===================  ===================


       The accompanying notes are an integral part of these statements.

                      IOWA WEST RACING ASSOCIATION

                        STATEMENTS OF ACTIVITIES

            FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                   1998                   1997                  1996
                                                            --------------------  ---------------------  --------------------
REVENUES:
    Casino revenue, net                                           $ 108,539,933          $ 101,780,211         $ 117,313,586
    Pari-mutuel revenue                                               7,231,933              7,948,884             7,419,169
    Riverboat revenue                                                 7,392,644              7,532,612             6,401,655
    Concessions, food and beverage sales and other                    9,272,026              8,699,351             9,640,367
                                                            --------------------  ---------------------  --------------------
             Total revenues                                         132,436,536            125,961,058           140,774,777
                                                            --------------------  ---------------------  --------------------
EXPENSES:
    Taxes to state and local governments                             28,575,158             25,086,395            26,187,851
    Management fees                                                  14,259,731             16,019,939            24,111,439
    Salaries, wages and benefits                                     24,728,925             24,055,306            22,857,092
    Purchased services                                               12,575,973             10,826,229            11,139,244
    Cost of concessions, food and beverage sales                      6,165,687              5,919,364             6,017,595
    Greyhound purses                                                  8,567,296              7,528,303             9,134,308
    General and administrative                                        4,422,402              4,521,822             3,858,607
    Depreciation                                                      3,716,738              3,341,412             4,160,373
    Other                                                             4,706,658              4,370,742             4,018,604
                                                            --------------------  ---------------------  --------------------
             Total operating expenses                               107,718,568            101,669,512           111,485,113
                                                            --------------------  ---------------------  --------------------
NET OPERATING ACTIVITY BEFORE LICENSE FEES
 AND INCOME TAXES                                                    24,717,968             24,291,546            29,289,664
                                                            --------------------  ---------------------  --------------------
OTHER REVENUES (EXPENSES):
    Grants, memberships and other                                       (16,164)                     -                 3,800
    Interest income                                                     113,151                 79,310               644,624
                                                            --------------------  ---------------------  --------------------
             Total other revenues                                        96,987                 79,310               648,424
                                                            --------------------  ---------------------  --------------------
NET ACTIVITY BEFORE LICENSE FEES AND
 INCOME TAXES                                                        24,814,955             24,370,856            29,938,088

LICENSE FEES                                                         24,957,519             24,551,362            30,082,538
                                                            --------------------  ---------------------  --------------------
NET ACTIVITY BEFORE INCOME TAXES                                       (142,564)              (180,506)             (144,450)

PROVISION FOR INCOME TAXES                                                    -                      -                     -
                                                            --------------------  ---------------------  --------------------

NET ACTIVITY                                                           (142,564)              (180,506)             (144,450)

NET ASSETS, beginning of year                                         1,563,430              1,743,936             2,036,739

ASSIGNMENT OF WESTFAIR ASSOCIATION                                            -                      -              (196,599)

OTHER                                                                         -                      -                48,246
                                                            --------------------  ---------------------  --------------------
NET ASSETS, end of year                                             $ 1,420,866            $ 1,563,430           $ 1,743,936
                                                            ====================  =====================  ====================

      The accompanying notes are an integral part of these statements.

                          IOWA WEST RACING ASSOCIATION

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                           1998                 1997                 1996
                                                                     ------------------   ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

    Net activity                                                            $ (142,564)          $ (180,506)          $ (144,450)
                                                                     ------------------   ------------------   ------------------
    Adjustments to reconcile net activity to net cash
       provided by (used in) operating activities-
          Depreciation                                                       3,716,738            3,185,971            4,160,373
          Prepaid license fees                                              (2,655,240)          (1,693,239)          (2,317,521)
          Other                                                                      -                    -               48,247
          Changes in current assets and liabilities-
             Restricted cash and cash equivalents                                3,104              171,942             (271,610)
             Other current assets                                              120,021             (344,402)            (687,473)
             License fees payable                                            1,992,363            2,297,208          (12,645,808)
             Accounts payable                                               (1,549,376)          (1,837,044)           2,239,736
             Accrued expenses                                                  (74,310)          (1,129,015)             604,694
             Accrued property taxes                                            (30,390)             251,618              303,922
                                                                     ------------------   ------------------   ------------------
                Total adjustments                                            1,522,910              903,039           (8,565,440)
                                                                     ------------------   ------------------   ------------------
                Net cash provided by (used in) operating activities          1,380,346              722,533           (8,709,890)
                                                                     ------------------   ------------------   ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures, net                                                 (922,709)          (2,353,522)          (3,158,974)
    Purchase of investments                                                 (3,021,484)                   -                    -
    Sale of short-term investments                                                   -                    -           13,010,741
                                                                     ------------------   ------------------   ------------------
                Net cash provided by (used in) investing activities         (3,944,193)          (2,353,522)           9,851,767
                                                                     ------------------   ------------------   ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings on line of credit                                                     -            2,200,000                    -
    Repayment on line of credit                                                      -           (2,200,000)                   -
                                                                     ------------------   ------------------   ------------------
                Net cash provided by (used in) financing activities                  -                    -                    -
                                                                     ------------------   ------------------   ------------------
NET  INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       (2,563,847)          (1,630,989)           1,141,877

CASH AND CASH EQUIVALENTS, beginning of year                                 8,337,201            9,968,190            8,826,313
                                                                     ------------------   ------------------   ------------------
CASH AND CASH EQUIVALENTS, end of year                                     $ 5,773,354          $ 8,337,201          $ 9,968,190
                                                                     ==================   ==================   ==================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for

       Interest                                                            $         -              $ 9,236          $         -
       Income taxes                                                                  -                    -                    -

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:

    During 1996, Iowa West distributed its racing and casino facility with a net book value of $16,757,002 to satisfy a portion of its license fee payable.

             The accompanying notes are an integral part of these statements.

                          IOWA WEST RACING ASSOCIATION

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997 AND 1996

1.   ORGANIZATION AND INCOME TAX STATUS:

ORGANIZATION

Iowa West Racing Association (Iowa West) is an Iowa not-for-profit corporation subject to income taxes which was formed in March 1984, for the primary purpose of obtaining a license to construct and operate a greyhound racing facility (Bluffs Run) in Council Bluffs, Iowa. Iowa West obtained a racing license and commenced greyhound racing in 1986.

During 1994, Iowa West received approval from the Iowa Legislature and the citizens of Pottawattamie County to expand Bluffs Run activities to casino operations, primarily slot machines. Iowa West obtained a casino license from the Iowa State Racing and Gaming Commission (Commission) and began casino operations in March 1995.

Iowa West operates under the direction of a board of directors (Iowa West Board), with the day-to-day management of the affairs of Iowa West being the responsibility of the Executive Director. The Iowa West Board members are elected from the board of Iowa Wescorp Association (IWA), a nonprofit organization pursuant to Section 501(c)(3) of the U.S. Internal Revenue Code
(IRC). All of the directors of Iowa West Foundation (IWF) and the majority of the directors of Southwest Iowa Foundation, Inc. (SWIF), nonprofit organizations pursuant to Section 501(c)(3) of the IRC, are also elected from the board of IWA.

All Iowa West racing and casino activities fall under the jurisdiction of the Commission. The Commission grants racing and casino licenses, approves the greyhound racing season, approves all major contracts and monitors licensee operations.

INCOME TAX STATUS

From its inception through December 31, 1994, Iowa West operated under an exemption from federal income taxes as a nonprofit organization pursuant to
Section 501(c)(4) of the IRC.

In March 1995, Iowa West's operations changed significantly as it expanded into casino activities. Net operating activity from pari-mutuel and casino activities operated pursuant to Iowa statutes are considered earned income. As a result, the Internal Revenue Service has determined that, effective January 1, 1995, Iowa West is subject to federal and state income taxes.

2.   SIGNIFICANT ACCOUNTING POLICIES:

USE OF MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

       CASINO REVENUE

       In accordance with casino industry practice, Iowa West recognizes as casino revenue the net win from casino activities. Net win from slot machine activity equals the total amount dropped from the slot machines, less total slot machine fills and jackpot payments. Net win from keno activity equals the total keno written less total keno payments.

       PARI-MUTUEL REVENUE

       Pari-mutuel commission revenues are derived from a legislated pari-mutuel commission withheld from total dollars wagered (handle) on-track at Bluffs Run. During 1998, 1997 and 1996, Iowa West also recognized revenue from simulcasting its greyhound performances to outside racing facilities and importing greyhound and horse performances from various outside racing facilities.

       RIVERBOAT REVENUE

       As the not-for-profit sponsor of two excursion gambling boats, Iowa West receives a royalty based upon boat attendance. The excursion gambling boats commenced operations in January 1996.

TAXES TO STATE AND LOCAL GOVERNMENTS

       WAGERING TAXES

       Iowa West's casino operations are subject to wagering taxes paid to the State of Iowa equal to 5 percent on the first $1 million of adjusted gross receipts (casino net revenues), 10 percent on the next $2 million of net win and 24 percent on any amount of net win over $3 million in 1998, 22 percent on any amount of net win over $3 million in 1997 and 20 percent on any amount of net win over $3 million in 1996. Beginning January 1, 1999, the rate on any amount of net win over $3 million will increase to 26 percent and shall increase by 2 percent each succeeding calendar year until the rate is 36 percent. Of the total wagering taxes paid, 0.5 percent is distributed to the City of Council Bluffs, 0.5 percent is distributed to Pottawattamie County and 0.3 percent is distributed to a gamblers assistance fund.

       PARI-MUTUEL TAXES

       Iowa West's on-track greyhound racing is subject to pari-mutuel taxes. Three percent of handle is distributed to the State of Iowa, 0.5 percent of handle is distributed to the City of Council Bluffs and 0.5 percent of handle is distributed to Pottawattamie County.

       ADMISSION FEES

       Iowa West pays an admission fee to the State of Iowa for each patron entering the Bluffs Run facility, with the amount of the fee set by the Commission.

GREYHOUND PURSES

Iowa West pays purses to greyhound owners, which is the sum of: (a) 4 percent of Bluffs Run on-track handle, (b) 1 percent of on-track and simulcast handle on exotic bets on 3 dogs or more (which is paid to the Iowa Breeder Purse Program),
(c) purse paid on simulcasting handle as determined by contract, and (d) a casino purse supplement. The casino purse supplement totaled approximately $7,600,000 in 1998, $6,500,000 in 1997, and $4,000,000 in 1996. Iowa West had an
accrual of $530,000 at December 31, 1998, $450,000 at December 31, 1997, and $4,000,000 at December 31, 1996, for future purse supplements, which were transferred to an escrow account in January of the following year.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, Iowa West considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

RESTRICTED CASH AND CASH EQUIVALENTS

Due to the completion of the 1998, 1997 and 1996 greyhound racing seasons on or after the last day of the year, Bluffs Run held a combination of cash and cash equivalents totaling $926,228 at December 31, 1998, $975,533 at December 31, 1997, and $1,151,324 at December 31, 1996, related to pari-mutuel taxes which were restricted for distribution to the taxing authorities.

In addition, Iowa West had a restricted cash account totaling $942,401 at December 31, 1998, $896,201 at December 31, 1997, and $892,351 at December 31,
1996, which was required by the Commission to guarantee the payment of wagering taxes.

INVESTMENTS

Iowa West follows Statement of Financial Accounting Standards No. 124, "Accounting for Certain Investments Held by Not-For-Profit Organizations," which requires that investments in equity securities with readily determinable fair values and all investments in debt securities be reported at fair value, with gains and losses included in the statement of activities.

Short-term investments at December 31, 1998, consisted entirely of tax-exempt municipal bonds.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Depreciation expense is determined by the straight-line method using estimated useful lives of 7 to 12 years for the facility improvements and 3 to 7 years for equipment, furniture and fixtures.

In September 1996, after receiving Commission approval, Iowa West distributed the racing and casino facility (the Facility) with a net book value of $16,757,002 to SWIF to satisfy a portion of its license fee payable. In connection with the transfer of the Facility to SWIF, Iowa West entered into an agreement with SWIF to lease back the Facility. The lease agreement commenced on September 1, 1996, and has a term of ten years, with the right to renew the lease for an additional two years. Under the lease agreement, Iowa West is required to make an annual basic rental payment of $100,000 on the first day of the rental year, plus ongoing rental payments every four weeks equal to 3.65 percent of Iowa West's net operating activity. During the term of the lease, Iowa West is responsible for paying all taxes imposed on or levied against the Facility or SWIF related to the Facility, is responsible for all repairs to the Facility and is responsible for maintaining minimum levels of insurance coverage related to the Facility.

RECLASSIFICATIONS

Certain reclassifications have been made to the 1997 and 1996 financial statements to conform with the 1998 presentation.

3.   MANAGEMENT AGREEMENTS:

In 1984, Iowa West entered into an agency agreement with AIM, Inc. (AIM) and contracted services from AIM in connection with the financing, acquisition, construction, equipping, personnel training, opening and management of Bluffs Run (Management Agreement). From the date racing operations began in 1986 through December 31, 1993, AIM earned a management fee based upon a percentage of total handle.

During 1994, Iowa West and AIM entered into an Amended and Restated Management Agreement. The scope of the Amended and Restated Management Agreement was expanded to apply to all racing and casino operations that are permitted at or in connection with Bluffs Run, including, without limitation, pari-mutuel wagering on live and simulcast greyhound or horse racing, casino games, slot machines and any and all other wagering opportunities. The Amended and Restated Management Agreement does not apply to any arrangement Iowa West makes to license excursion gambling boats or to develop and utilize any real estate owned by Iowa West to be used for purposes for which a license is not required by the Commission and which is not being used for purposes subject to the Amended and Restated Management Agreement.

Under the Amended and Restated Management Agreement, Iowa West contracted services from AIM in connection with the financing, acquisition, construction, equipping, personnel training, opening and management of the new casino operations. The Amended and Restated Management Agreement has been approved by the Commission and has a term commencing January 1, 1994, and terminating on December 31, 2006.

Commencing January 1, 1994, the management fee earned by AIM is based upon the results of the racing and casino operations. The management fees earned by AIM related to racing and casino operations totaled $14,259,731 in 1998, $16,019,939 in 1997 and $24,111,439 in 1996.

4.   LICENSE FEES:

As a licensee under Iowa statutes, as amended, Iowa West is required to distribute an amount equal to its taxable income to political subdivisions in the State of Iowa or to entities located in Pottawattamie County, Iowa, organized pursuant to Section 501(c)(3) of the IRC. Iowa West recognized license fees expense of $24,957,519 in 1998, $24,706,803 in 1997 and $30,082,538 in
1996.

The license fees payable at December 31, 1997, of $21,765,630 was distributed prior to September 15, 1998, and was funded by cash flows from operations. The license fees payable at December 31, 1998, of $23,757,993 will be distributed prior to September 15, 1999, and will be funded by any combination of cash flows from operations and a bank loan.

The prepaid license fees reflected on the accompanying statements of financial position are the result of timing differences in the recognition of expenses for financial reporting and tax purposes, primarily depreciation expense. It is management's opinion that it is more likely than not that the benefits related to the prepaid license fee will be realized in the future.

5.   PROVISION FOR INCOME TAXES:

As indicated in Note 4, Iowa West is required to distribute an amount equal to its taxable income. As a result, the accompanying financial statements do not reflect a provision for income taxes.

6.   EMPLOYEE BENEFIT PLAN:

Commencing January 1, 1996, Iowa West began to administer a 401(k) defined contribution plan whereby eligible employees may voluntarily contribute up to 15 percent of their annual wages. Iowa West matches 50 percent of participant contributions up to a maximum of 3 percent of the employees' gross pay. Iowa West's contributions charged to expense were approximately $201,000 during 1998, $197,000 during 1997 and $168,000 during 1996.

7. MANAGEMENT AGREEMENT AND RELATED-PARTY TRANSACTIONS:

MANAGEMENT AGREEMENT

In the ordinary course of business, Iowa West has reimbursed AIM for certain expenses incurred in the operation of Bluffs Run. These expenses totaled approximately $123,000 in 1998, $218,000 in 1997 and $375,000 in 1996.

PURCHASED GOODS AND SERVICES

In 1987, Bluffs Run became a member of an advertising cooperative and entered into a contract for advertising services with the cooperative, Venture Advertising, Inc. (Venture). Certain owners of AIM have financial interests in Venture and in other race tracks which are members of Venture. The advertising expense related to the Venture contract totaled approximately $2,246,000 in 1998, $1,783,000 in 1997 and $1,492,000 in 1996. The Iowa West Board believes that the terms of the Venture contract are no less favorable to Iowa West than the terms of Iowa West's other advertising contracts.

During 1998 and 1997, Iowa West recognized revenues and expenses from simulcasting its greyhound performances to or importing greyhound performances from an outside racing facility in which certain owners of AIM have financial interests. The Iowa West Board believes that the terms of the simulcasting agreement are no less favorable to Iowa West than the terms of Iowa West's other simulcast agreements.

In the ordinary course of business, Iowa West obtains certain goods and/or services from companies which are affiliated with Board members of Iowa West, IWA, IWF and SWIF.

     Iowa West has purchased a portion of its insurance coverage from a publicly traded insurance company in which a Board member is an executive officer. Total expenses associated with the insurance coverage totaled approximately $840,000 in 1998, $1,421,000 in 1997 and $1,009,000 in 1996. In addition,
     Iowa West has utilized the services of this insurance company to administer a workers' compensation accident reduction program. Total expenses associated with this program totaled approximately $83,000 in 1998 and $145,000 in 1997. This relationship is consistent with Iowa West's open bidding policies.

     During 1998, 1997 and 1996, Iowa West contracted for human resources management and consulting services with a company in which a Board member has an ownership interest. The expense associated with these services totaled approximately $18,000 in 1998, $42,000 in 1997 and $50,000 in 1996.

     After a competitive bidding process in 1996, Iowa West awarded a contract to renovate the Bluffs Run facility to a construction company in which a Board member has an ownership interest. During 1997 and 1996, approximately $2,779,000 and $1,130,000, respectively, was paid to the construction company, and approximately $148,000 was payable to the construction company at December 31, 1997. During 1998, approximately $245,000 was paid to the construction company. In the first quarter of 1998, this Board member's term was completed. This Board member decided, after serving four three-year terms, not to stand for re-election.

     Iowa West obtains legal services from a law firm in which a Board member has an ownership interest. The expenses associated with these services totaled approximately $18,000 in 1998, $13,000 in 1997 and $2,000 in 1996.

     Iowa West obtains financial services from area Iowa banks. Certain Board members of Iowa West or its sister organizations serve on the Board of Directors or are employed by certain of these banks. The Iowa West Board believes that the terms of the banking services provided by these banks are no less favorable to Iowa West than the terms of Iowa West's other banking relationships.

IOWA WEST FOUNDATION

Iowa West distributed cash in the form of license fees to IWF totaling approximately $25,620,000 in 1998, $24,012,000 in 1997 and $44,880,000 in 1996.

SOUTHWEST IOWA FOUNDATION

Commencing September 1, 1996, Iowa West is leasing from SWIF the racing and casino facility (the Facility) where it conducts its operations. Lease expense recognized by Iowa West related to this lease totaled $804,000 in 1998, $704,000 in 1997 and $337,000 in 1996.

8.   COMMITMENTS AND CONTINGENCIES:

PURSE SUPPLEMENTS

Pursuant to the Iowa Code and directives of the Commission to mediate and arbitrate with the Iowa Greyhound Association, Iowa West has agreed to pay purse supplements in 1999 that would be equal to 7.25 percent of adjusted gross receipts less wagering taxes from Iowa West casino operations or $5.5 million, whichever is greater.

MANAGEMENT TERMINATION FEE

Upon termination of the Amended and Restated Management Agreement, at any time or for any reason, AIM will receive a management termination fee equal to approximately 40-50 percent of the fair market value of all personal property acquired by Iowa West during the term of the Amended and Restated Management Agreement. At December 31, 1998, the net book value of the personal property which management believes is subject to the management termination fee was approximately $5,469,000, and the fair market value had not been determined. Payment of the management termination fee, if any, will reduce license fees that would otherwise be payable.

In addition, one-half of the initial cash requirements as of the date the casino operations commenced was funded by and will be paid to AIM as a termination payment. This amount is reflected as a deferred payable to related party in the accompanying statements of financial position.

LITIGATION

Iowa West is involved in certain claims and pending litigation arising in the normal course of business. Management believes the ultimate resolution of these matters will not have a material adverse effect on the financial condition of Iowa West.

9.   WESTFAIR:

Prior to 1996, Iowa West had an operating agreement and a property/lease agreement with the Westfair Association which owns and previously operated a fair and fairgrounds in Pottawattamie County. The operating agreement provided for Iowa West to pay the mortgage of the Westfair Association and to conduct fair operations subject to certain conditions. The property/lease agreement provided for the lease of the fairgrounds property at a nominal cost to Iowa West.

Effective January 1, 1996, Westfair Association operations and all agreements were assigned to IWA. As a result, net assets of $196,599 were transferred to IWA at the beginning of 1996.

10.  SUBSEQUENT EVENT (UNAUDITED):

Effective October 6, 1999, Iowa West sold the Bluffs Run facility to HBR Realty Company, Inc. (HBR Realty), a Nevada corporation and a wholly-owned subsidiary of Harveys Casino Resorts, for approximately $115 million, with an additional payment of up to $50 million based upon the results of a required referendum on the continuation of gaming at parimutuel race tracks to be decided in 2002 by the voters of Pottawattamie County, Iowa. The purchase occurred pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions dated August 31, 1999 (Purchase and Sale Agreement). Immediately upon closing of the transaction, Iowa West leased back the Bluffs Run facility from HBR Realty for an initial term of 25 years, pursuant to a Lease by and between HBR Realty and Iowa West, dated October 5, 1999 (Lease Agreement).

In addition, pursuant to a Management Agreement by and between Iowa West and Harveys BR Management Company, Inc. (Harveys BR Management), a Nevada corporation and wholly-owned subsidiary of Harveys Casino Resorts, dated October 6, 1999 (Management Agreement), Harveys BR Management assumed management of Bluffs Run. In a Termination Agreement dated June 15, 1999 (Termination Agreement), Iowa West and AIM agreed to terminate the Amended and Restated Management Agreement in the event of the execution of the Purchase and Sale Agreement, the Lease Agreement and the Management Agreement. Iowa West agreed to pay AIM a management termination fee of $50 million, constituting payment in full of all current and future amounts owed to AIM and of all amounts due, or that might become due to AIM for the termination of the Amended and Restated Management Agreement and for any past, current or future claim by AIM against Iowa West.

                                Bluffs Run Casino
                 (an operation of Iowa West Racing Association)

                         Statement of Financial Position



                                                                                             OCTOBER 5
                                                                                               1999
                                                                                         ------------------
ASSETS
Current assets:
   Cash                                                                                      $  8,038,098
   Restricted cash                                                                              1,760,967
   Other current assets                                                                         1,039,015
                                                                                         ------------------
                                                                                               10,838,080
Property, plant and equipment, at cost:
   Land and improvements                                                                        5,510,739
   Racing, casino facility and leasehold improvements                                             580,778
   Equipment, furniture and fixtures                                                           20,603,443
   Construction work in process                                                                   594,325
                                                                                         ------------------
                                                                                               27,289,285
Less accumulated depreciation                                                                 (16,696,760)
                                                                                         ------------------
                                                                                               10,592,525
                                                                                         ------------------
                                                                                              $21,430,605
                                                                                         ==================

LIABILITIES AND NET ASSETS
Current liabilities:
   Accounts payable                                                                          $  1,256,203
   Accrued expenses                                                                             5,645,461
   Accrued property taxes                                                                         712,858
                                                                                         ------------------
                                                                                                7,614,522

Deferred payable to related party                                                                 700,000

Net assets, unrestricted                                                                       13,116,083
                                                                                         ------------------
Total liabilities and net assets                                                              $21,430,605
                                                                                         ==================


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                            Bluffs Run Casino
                              (an operation of Iowa West Racing Association)

                                         Statements of Activities

                                                                        THIRTY-NINE WEEK   THIRTY-NINE WEEK
                                                                          PERIOD ENDED       PERIOD ENDED
                                                                            OCTOBER 5         OCTOBER 3
                                                                              1999               1998

                                                                        -------------------------------------
Revenues:
   Casino revenues, net                                                      $87,661,972       $83,189,214
   Pari-mutuel revenue                                                         5,094,366         5,717,079
   Concessions, food and beverage sales and other                              6,737,247         7,143,015
                                                                        -------------------------------------
Total revenues                                                                99,493,585        96,049,308

Expenses:
   Taxes to state and local governments                                       24,460,704        21,827,970
   Management fees                                                            10,821,658        11,032,581
   Salaries, wages and benefits                                               19,202,664        18,691,384
   Purchased services                                                         10,895,002         9,479,956
   Cost of concessions, food and beverage sales                                4,555,123         4,714,457
   Greyhound purses                                                            5,064,146         6,518,730
   General and administrative                                                  2,935,096         2,770,803
   Depreciation                                                                3,228,532         3,044,085
   Other                                                                       3,518,104         3,232,608
                                                                        -------------------------------------
Total operating expenses                                                      84,681,029        81,312,574
                                                                        -------------------------------------

Net operating activity before license fees and income taxes                   14,812,556        14,736,734

Other revenues (expenses):
   Grants, memberships and other                                                  30,709              (414)
   Interest income                                                                98,265            72,496
                                                                        -------------------------------------
                                                                                 128,974            72,082
                                                                        -------------------------------------
Net activity before license fees and income taxes                             14,941,530        14,808,816

Payments to related party                                                     15,120,000        16,500,000
                                                                        -------------------------------------
Net activity before income taxes                                                (178,470)       (1,691,184)
Provision for income taxes                                                             -                 -
                                                                        -------------------------------------
Net activity                                                                    (178,470)       (1,691,184)

Net assets at beginning of period                                             13,294,553        16,093,394
                                                                        -------------------------------------
Net assets at end of period                                                  $13,116,083       $14,402,210
                                                                        =====================================


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                            Bluffs Run Casino
                              (an operation of Iowa West Racing Association)

                                         Statements of Cash Flows

                                                                        THIRTY-NINE WEEK   THIRTY-NINE WEEK
                                                                          PERIOD ENDED       PERIOD ENDED
                                                                            OCTOBER 5         OCTOBER 3
                                                                              1999               1998
                                                                        -------------------------------------
OPERATING ACTIVITIES
Net activity                                                                $   (178,470)      $(1,691,184)
Adjustments to reconcile net activity to net cash provided by operating activities:
   Depreciation                                                                3,228,532         3,044,085
   Changes in current assets and liabilities:
     Restricted cash and cash equivalents                                        107,662            50,086
     Other current assets                                                       (139,832)          519,802
     Accounts payable                                                           (629,740)          202,578
     Accrued expenses                                                          2,093,256          (180,980)
     Accrued property taxes                                                     (131,490)         (409,543)
                                                                        -------------------------------------
Net cash provided by operating activities                                      4,349,918         1,534,844

INVESTING ACTIVITIES
Capital expenditures, net                                                     (1,914,702)         (758,617)
                                                                        -------------------------------------
Net cash used in investing activities                                         (1,914,702)         (758,617)
                                                                        -------------------------------------
Net increase in cash and cash equivalents                                      2,435,216           776,227

Cash and cash equivalents at beginning of period                               5,602,882         5,436,567
                                                                        -------------------------------------
Cash and cash equivalents at end of period                                    $8,038,098       $ 6,212,794
                                                                        =====================================


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                Bluffs Run Casino
                 (an operation of Iowa West Racing Association)

                          Notes to Financial Statements

                                 October 5, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

On October 6, 1999, HBR Realty Company, Inc., a Nevada corporation and a wholly-owned subsidiary of Harvey's Casino Resorts, purchased the greyhound racetrack and land-based casino in Council Bluffs, Iowa from Iowa West Racing Association, Nonprofit Corporation, an Iowa nonprofit corporation. The facilities were purchased pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions dated August 31, 1999 by and between HBR Realty Company and Iowa West Racing Association.

The accompanying financial statements present the financial position and results of activities for the purchased operations of Bluffs Run Casino (an operation of Iowa West Racing Association). These statements are not intended to be a complete financial presentation of Iowa West Racing Association.

The financial statements have been prepared without audit. Accordingly, certain information and footnote disclosures that are normally included in financial statements that are prepared in accordance with generally accepted accounting principles are omitted.

All adjustments have been included, consisting only of normal recurring adjustments, necessary for fair presentation of the financial position and results of activities and cash flows of Bluffs Run Casino. The results of activities for interim periods should not be considered indicative of results for a full fiscal year. These financial statements should be read in conjunction with the audited financial statements and notes thereto of Iowa West Racing Association and the pro forma condensed consolidated financial statements of Harvey's Casino Resorts as of August 31, 1999, found elsewhere in this report.

LONG-LIVED ASSETS

The carrying amount and related amortization period of long-lived assets are periodically reviewed. These reviews are conducted whenever current events or changes in circumstances indicate that an adjustment to the carrying value or estimated useful life may be necessary. The reviews consist of projection of the undiscounted amount of cash flow expected over the remaining useful life of the long-lived asset. If the review indicates the asset is impaired, the carrying amount of the asset is written-down to its estimated fair value.

                                Bluffs Run Casino
                 (an operation of Iowa West Racing Association)

                    Notes to Financial Statements (continued)

2. MANAGEMENT FEES AND PAYMENTS TO RELATED PARTY

According to the provisions of an Amended and Restated Management Agreement between Iowa West Racing Association and AIM, Inc. (AIM), Iowa West Racing Association has contracted services from AIM in connection with the financing, acquisition, construction, equipping, personnel training, opening and management of the casino operations. The Amended and Restated Management Agreement has been approved by the Iowa State Racing and Gaming Commission. The management fee earned by AIM is based upon the results of the racing and casino operations. The remaining results of activities, after payment of the management fee, is paid as fees to Iowa West Racing Association.

                             HARVEYS CASINO RESORTS
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In the following pro forma condensed consolidated financial statements, and notes thereto, the words "Harveys", "we", "our" and "us" refer to Harveys Casino Resorts, a Nevada corporation, and its wholly-owned subsidiaries, unless the context requires otherwise.

The pro forma condensed consolidated financial statements of Harveys as of August 31, 1999, for the nine months ended August 31, 1999 and the year ended November 30, 1998 give effect to:

         - Our October 6, 1999 purchase of the greyhound racetrack and land-based casino in Council Bluffs, Iowa, known as Bluffs Run Casino, from Iowa West Racing Association, Nonprofit Corporation.

         - Our immediate leaseback of the Bluffs Run Casino facilities to Iowa West Racing Association for an initial term of 25 years.

         - The immediate retention of Harveys BR Management Company, Inc., a wholly-owned subsidiary of Harveys, by Iowa West Racing Association to manage the operations of Bluffs Run Casino.

         - Our financing of the acquisition by borrowing $119 million under an amended and restated credit facility with a group of banks and the deferral of additional amounts due to Iowa West Racing Association.

The pro forma condensed consolidated financial statements of Harveys for the nine months ended August 31, 1999 and the year ended November 30, 1998 also give effect to:

         - The February 2, 1999 merger of Harveys Acquisition Corporation with and into Harveys.

         - The financing of the merger which consisted of the application of (a) gross proceeds of $75.0 million from the issuance of shares of Class A and Class B Common Stock, (b) gross proceeds of $55.0 million from the issuance of 13.5% Series A and Series B Preferred Stock, (c) borrowings of $145.0 million under a new bank credit facility and (d) Harveys' available cash.

Our pro forma condensed consolidated balance sheet gives effect to the Bluffs Run Casino transactions as if they occurred on August 31, 1999. Our pro forma condensed consolidated income statements give effect to the Bluffs Run Casino transactions and the merger transactions as if they occurred on December 1, 1997.

                             HARVEYS CASINO RESORTS
                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF AUGUST 31, 1999
                             (dollars in thousands)

                                                                       HARVEYS
                                                                       CASINO                              HARVEYS CASINO
                                                                       RESORTS       ADJUSTMENTS          RESORTS PRO FORMA
                                                                     ----------      ------------         ------------------
Cash and cash equivalents                                             $ 26,139        $  8,278(c)             $   34,417
Restricted cash and cash equivalents                                                     1,726(c)                  1,726
Accounts and notes receivable                                            5,468             706(c)                  6,174
Prepaid expenses                                                         3,200             234(c)                  3,434
Other current assets                                                     3,677             256(c)                  3,933
                                                                     ----------      ------------         ------------------
        Total current assets                                            38,484          11,200                    49,684

Property and equipment, net                                            407,489          28,443(c)                435,932
Deferred financing costs                                                 6,714           2,260(a)                  8,974
Goodwill                                                                73,362                                    73,362
Intangible assets acquired                                                   -         100,127(c)                100,127
Other assets                                                            11,825               7(c)                 11,832
                                                                     ----------      ------------         ------------------
        Total assets                                                  $537,874        $142,037                $  679,911
                                                                     ==========      ============         ==================

Accounts payable                                                      $  6,817        $  2,578(c)             $    9,395
Accrued expenses                                                        29,443           7,021(c)                 36,464
Current portion of deferred purchase price                                 -             7,700(b)                  7,700
                                                                     ----------      ------------         ------------------
        Total current liabilities                                       36,260          17,299                    53,559
Long-term debt                                                         286,646         119,000(a)                405,646
Deferred purchase price                                                      -           5,738(b)                  5,738
Deferred income taxes                                                   53,993                                    53,993
Other liabilities                                                       21,818                                    21,818
                                                                     ----------      ------------         ------------------
        Total liabilities                                              398,717         142,037                   540,754
                                                                     ----------      ------------         ------------------

Preferred Stock                                                         59,436                                    59,436
                                                                     ----------                           ------------------

Common Stock                                                                40                                        40
Additional paid-in capital                                              74,960                                    74,960
Retained earnings                                                        4,721                                     4,721
                                                                     ----------                           ------------------
         Total stockholders' equity                                     79,721                                    79,721
                                                                     ----------      ------------         ------------------
         Total liabilities and stockholders' equity                   $537,874        $142,037                $  679,911
                                                                     ==========      ============         ==================

                             HARVEYS CASINO RESORTS
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED AUGUST 31, 1999
                             (dollars in thousands)

                                                             (d)              Adjustments                            Harveys
                                           Harveys          Bluffs          for Bluffs Run         Adjustments        Casino
                                           Casino            Run                Casino             for 2/2/99         Resorts
                                           Resorts          Casino            Acquisition            Merger          Pro Forma
                                         ----------       ----------        --------------         -----------       ---------
Revenues
     Casino                                $190,160        $  87,662         $                       $                $277,822
     Track                                        -            5,094                                                     5,094
     Lodging                                 28,242                -                                                    28,242
     Food and beverage                       37,811            6,192                                                    44,003
     Other                                    6,084              546                                                     6,630
     Less: promotional allowances          (20,641)            (579)                                                  (21,220)
                                         ----------       ----------                                                 ---------
       Total net revenues                  241,656            98,915                                                   340,571
                                         ----------       ----------                                                 ---------
Costs and expenses
     Casino                                  90,340           35,340                                                   125,680
     Track                                        -            8,849                                                     8,849
     Lodging                                  9,783                -                                                     9,783
     Food and beverage                       22,714            9,627                                                    32,341
     Other operating                          2,528              162                                                     2,690
     Selling, general and
       administrative                        58,979           16,074                                    (179)(h)        74,874

     Depreciation and
        amortization                         18,028            3,229               4,683(e)              584 (i)        26,524

     Business development costs               2,182                -                                                     2,182
     Consent fee and merger costs            19,879                -                                 (19,879)(l)            -
                                         ----------       ----------        --------------         -----------       ---------
       Total costs and expenses            224,433            73,281               4,683             (19,474)          282,923
                                         ----------       ----------        --------------         -----------       ---------

Operating income                            17,223            25,634             (4,683)               19,474           57,648
                                         ----------       ----------        --------------         -----------       ---------

Other income (expense)

     Interest income                           410                 -                                    (337)(k)           73
     Interest expense                      (18,907)                -             (6,248)(f)           (1,677)(j)      (26,832)
     Other                                      54                 -                                                       54
                                         ----------       ----------        --------------         -----------       ---------
       Total other income
          (expense)                        (18,443)                -             (6,248)              (2,014)         (26,705)
                                         ----------       ----------        --------------         -----------       ---------


Income (loss) before income

  taxes and  extraordinary items            (1,220)           25,634            (10,931)              17,460
                                                                                                                        30,943
Income tax benefit (provision)              (1,984)          (8,972)              3,826(g)            (5,163)(m)       (12,293)
                                         ----------       ----------        --------------         -----------       ---------
Income (loss) before
  extraordinary item                     $  (3,204)        $  16,662          $  (7,105)             $ 12,297        $  18,650
                                         ==========       ==========        ==============         ===========       =========


                             HARVEYS CASINO RESORTS
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED NOVEMBER 30, 1998
                             (dollars in thousands)

                                                             (n)              Adjustments                            Harveys
                                           Harveys          Bluffs          for Bluffs Run         Adjustments        Casino
                                           Casino            Run                Casino             for 2/2/99         Resorts
                                           Resorts          Casino            Acquisition            Merger          Pro Forma
                                         ----------       ----------        --------------         -----------       ---------
Revenues
     Casino                                $244,784        $108,540          $                       $               $353,324
     Track                                        -           7,232                                                     7,232
     Lodging                                 34,273               -                                                    34,273
     Food and beverage                       47,079           8,474                                                    55,553
     Other                                    7,111             530                                                     7,641
     Less: promotional allowances          (23,738)         (1,761)                                                  (25,499)
                                         ----------      ----------                                                 ---------
       Total net revenues                  309,509         123,015                                                    432,524
                                         ----------     -----------                                                 ---------

Costs and expenses

     Casino                                 115,837          44,800                                                   160,637
     Track                                        -          10,644                                                    10,644
     Lodging                                 13,710               -                                                    13,710
     Food and beverage                       30,142          12,489                                                    42,631
     Other operating                          2,885             226                                                     3,111
     Selling, general and
       administrative                        78,987          19,554                                   (1,448)(r)       97,093


     Depreciation and amortization           20,797           3,717               6,832 (o)            4,019 (s)       35,365
     Business development costs                  96               -                                                        96
     Merger costs                            1,218                -                                   (1,218)(v)           -
                                         ----------       ----------        --------------         -----------       ---------
       Total costs and expenses            263,672           91,430               6,832                1,353          363,287
                                         ----------       ----------        --------------         -----------       ---------

Operating income                            45,837           31,585              (6,832)              (1,353)          69,237
                                         ----------       ----------        --------------         -----------       ---------

Other income (expense)

     Interest income                         2,259               -                                    (2,259)(u)           -
     Interest expense                     (17,836)               -               (9,210)(p)          (12,851)(t)      (39,897)
     Other                                   (141)               -                                                       (141)
                                         ----------       ----------        --------------         -----------       ---------
       Total other income
         (expense)                        (15,718)               -               (9,210)             (15,110)         (40,038)
                                         ----------       ----------        --------------         -----------       ---------


Income (loss) before income

  taxes                                    30,119            31,585             (16,042)             (16,463)           29,199


Income tax benefit (provision)            (11,417)          (11,055)              5,615 (q)            5,550 (w)       (11,307)
                                         ----------       ----------        --------------         -----------       ---------
Net income (loss)                         $18,702          $ 20,530            $ (10,427)          $ (10,913)        $  17,892
                                         ==========       ==========        ==============         ===========       =========


                             HARVEYS CASINO RESORTS
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 6, 1999, HBR Realty Company, Inc., a Nevada corporation and a wholly-owned subsidiary of Harveys, purchased the greyhound racetrack and land-based casino in Council Bluffs, Iowa from Iowa West Racing Association, Nonprofit Corporation, an Iowa nonprofit corporation. We purchased the facilities pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions dated August 31, 1999 by and between HBR Realty Company and Iowa West Racing Association. We paid approximately $115 million in cash for the property on October 6, 1999. Iowa West Racing Association is also entitled to receive the first $5.0 million of cash flow from Bluffs Run Casino's operations following the acquisition and $1.35 million of cash flow, payable every six months in arrears, following the acquisition until the fifth business day following the date that the results of a required referendum on the continuation of gaming at pari-mutuel racetracks, to be decided in 2002 by the voters of Pottawattamie County, Iowa, are certified to the County Auditor of Pottawattamie County. We may be required to pay additional consideration up to $50 million pending the results of the referendum.

Immediately after closing of the transaction, Harveys leased the Bluffs Run Casino facilities back to Iowa West Racing Association for an initial term of 25 years pursuant to a Lease by and between HBR Realty Company, Inc., a Nevada corporation, as Landlord and Iowa West Racing Association, Nonprofit Corporation, an Iowa nonprofit corporation as Tenant, dated October 5, 1999. Additionally, Harveys BR Management Company, Inc., a Nevada corporation and a wholly-owned subsidiary of Harveys, assumed management of Bluffs Run Casino pursuant to a Management Agreement by and between Harveys BR Management Company, Inc., a Nevada corporation, and Iowa West Racing Association, an Iowa nonprofit corporation, dated October 6, 1999. Iowa West Racing Association continues to hold the pari-mutuel and gaming licenses under Iowa law. Harveys, through its wholly-owned subsidiaries, receives management fees and lease income generally equal to the ongoing cash flow from the operations of Bluffs Run Casino.

Harveys financed the acquisition through borrowings from a group of banks led by Wells Fargo Bank, National Association. Harveys entered into a letter of credit agreement to support $45 million of the $50 million in contingent consideration.

On February 2, 1999, Harveys Acquisition Corporation merged with and into Harveys. Harveys Acquisition Corporation was formed at the direction of Colony Investors III, L. P., a Delaware limited partnership, solely for the purpose of acquiring Harveys. Prior to the merger, Harveys was a publicly held company. Following the merger, the capital stock of Harveys Acquisition Corporation became the capital stock of Harveys. Consequently, Colony Investors III now owns approximately 96% of the common equity interests in Harveys. The remaining common equity interests are owned by Colony HCR Voteco LLC, a Delaware limited liability company and by certain members of Harveys' management. Colony HCR Voteco is an affiliate of Colony Investors III. Harveys was the surviving corporation in the merger and we are continuing our business operations as conducted prior to the merger.

We accounted for the merger as a purchase. This required us to allocate the purchase price paid in the merger to the individual assets acquired and liabilities assumed based on their fair value at the time of the merger.

Our pro forma condensed consolidated financial statements include the accounts of Harveys and its wholly-owned subsidiaries, and the results of the operations of Bluffs Run Casino. We eliminated all significant intercompany accounts and transactions.

These pro forma condensed consolidated financial statements should be read in conjunction with the audited financial statements, and notes thereto, appearing in our Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and the audited financial statements, and the notes thereto, of Iowa West Racing Association found elsewhere in this report. These pro forma condensed consolidated financial statements are not necessarily indicative of the results that we would have reported had such transactions actually occurred on the date specified, nor are they indicative of our future results.

The pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable under the circumstances.

Our pro forma condensed consolidated balance sheet as of August 31, 1999 presents adjustments relative to our financing of the acquisition of Bluffs Run Casino and the preliminary allocation of the purchase price to the assets and liabilities acquired. We borrowed approximately $119.0 million under an amended and restated credit facility to finance the approximately $115.0 million cash purchase price, transaction costs of approximately $1.6 million and debt issuance costs of approximately $2.3 million. We also recorded approximately $13.4 million of deferred payments due to Iowa West Racing Association. Our preliminary allocation of the purchase price resulted in recording approximately $100.1 million of intangible assets. The principal intangible assets acquired were the right to operate Bluffs Run Casino under the gaming license held by Iowa West Racing Association and the right to use the gaming equipment owned by Iowa West Racing Association and located at Bluffs Run Casino.

Our pro forma condensed consolidated income statement for the nine months ended August 31, 1999 presents adjustments to include the results of what we believe will be the continuing operations of Bluffs Run Casino under Harveys management. We have excluded management fees paid to the previous manager, payments to related parties and other non-operating revenue. We have included the results of operations of Bluffs Run Casino for approximately nine months; the period of January 1, 1999 (the beginning of Bluffs Run Casino's accounting year) through October 5, 1999 (the day immediately prior to the acquisition). Our pro forma condensed consolidated income statement for the year ended November 30, 1998 presents adjustments to include the results of what we believe will be the continuing operations of Bluffs Run Casino under Harveys management. We have included the results of operations of Bluffs Run Casino for the year ended December 31, 1998. Our pro forma condensed consolidated income statements for the nine months ended August 31, 1999 and for the year ended November 30, 1998 also present adjustments relative to additional depreciation and amortization expense as a result of recording the fair market value of property and equipment acquired and the value of intangible assets acquired, increases to interest expense as the result of new borrowings to finance the purchase and the related effect of the foregoing adjustments on our provision for income taxes.

Our pro forma condensed consolidated statements of income for the nine months ended August 31, 1999 and for the year ended November 30, 1998 also present adjustments relative to contractual changes to certain compensation arrangements pursuant to the merger, additional depreciation and amortization expense as the result of the recognition of the fair market value of property and equipment and the recognition of goodwill, changes to interest expense as a result of the merger financing and the related effect of the foregoing adjustments on the provision for income taxes. The changes in compensation arrangements include: (a) the one-time payment of benefits due to three senior executive officers of Harveys under a supplemental executive retirement plan and the subsequent cessation of such officers' participation in the plan, (b) the one-time payment of amounts due to senior executive officers of Harveys under a long-term incentive plan and the subsequent cancellation of such plan and (c) the granting to certain executive officers of Harveys a number of shares of common stock equivalent in the aggregate to 3% of the common stock of Harveys outstanding upon the consummation of the merger. The changes in interest expense include: (a) additional interest expense on an amended and restated credit facility, (b) elimination of interest expense on an existing credit facility, (c) amortization of deferred financing costs associated with the amended and restated credit facility, (d) elimination of amortization of deferred financing costs associated with the existing credit facility, and (e) the reduction in interest expense due to the amortization of premium recognized on the Harveys 10 5/8% Senior Subordinated Notes, due 2006 as a result of applying purchase method accounting. The pro forma condensed consolidated statements of income do not include the one-time payments due as a result of the contemplated changes in compensation agreements nor other one-time fees and expenses contemplated to be paid in connection with the merger.

Adjustments to the Pro Forma Condensed Consolidated Balance Sheet as of August 31, 1999

(a) To record additional borrowing of approximately $119.0 million and payment of related debt issuance costs.

(b)   To record deferred cash payments due to Iowa West Racing Association.

(c) To record the preliminary allocation of the purchase price to the assets acquired and liabilities assumed. The preliminary allocation resulted in the recording of approximately $100.1 million of intangible assets.

Adjustments to the Pro Forma Condensed Consolidated Income Statement for the Nine Months Ended August 31, 1999

(d) Presents the results of operations for Bluffs Run Casino (an operation of Iowa West Racing Association) for the period January 1, 1999 (the beginning of Bluffs Run Casino's accounting year) through October 5, 1999 (the day immediately proceeding the acquisition).

(e) To recognize additional depreciation and amortization expense of approximately $4.7 million related to recording the fair market value of property and equipment acquired and intangible assets acquired.
(f) To recognize additional interest expense of approximately $6.2 million related to the additional borrowing to finance the acquisition of Bluffs Run Casino.

(g) To recognize the effect of the foregoing adjustments on the provision for income taxes.
(h) To eliminate expenses of approximately $116,000 related to certain executives ceasing to participate in a supplemental executive retirement plan. To eliminate expenses of approximately $63,000 related to the elimination of board fees paid to board members.
(i) To recognize additional depreciation and amortization expense of approximagely $584,000 related to the step-up in value of property and equipment to reflect fair market value and the recognition of goodwill to be amortized over 40 years.
(j) To recognize additional interest expense of approximately $1.7 million as the net result of additional borrowing as part of the merger financing and the reduction in interest expense related to the amortization of the premium recorded on the Senior Subordinated Notes as a result of applying purchase method accounting.
(k) To eliminate interest income of approximately $337,000 as a result of using Harveys' available cash in the merger financing.
(l) To eliminate the one-time payments as a result of changes in compensation agreements and one-time fees and expenses paid in connection with the merger and merger financing.
(m) To recognize the effect of the foregoing adjustments (excluding the adjustments which the Company believes will have no effect on income taxes) on the provision for income taxes.

Adjustments to the Pro Forma Condensed Consolidated Income Statement for the Year Ended November 30, 1998

(n) Presents the results of operations for Bluffs Run Casino (an operation of Iowa West Racing Association) for the year ended December 31, 1998.
(o) To recognize additional depreciation and amortization expense of approximately $6.8 million related to recording the fair market value of property and equipment acquired and the recording of intangible assets acquired.
(p) To recognize additional interest expense of approximately $9.2 million related to the additional borrowing to finance the acquisition of Bluffs Run Casino.
(q) To recognize the effect of the foregoing adjustments on the provision for income taxes.
(r) To eliminate expenses of approximately $578,000 related to certain executives ceasing to participate in a supplemental executive retirement plan. To eliminate compensation of approximately $968,000 for amounts accrued and expensed related to a long-term incentive plan than was canceled. To eliminate expenses of approximately $142,000 related to the amortization of the value of restricted stock granted to Harveys' management. To recognize additional expense of approximately $464,000 related to the vesting in Harveys' common stock awarded to certain executives. To eliminate expenses of approximately $224,000 related to the elimination of board fees paid to board members.

(s) To recognize additional depreciation and amortization expense of approximately $4.0 million related to the step-up in value of property and equipment to reflect fair market value and the recognition of goodwill to be amortized over 40 years.
(t) To recognize additional interest expense of approximately $12.9 million as the net result of additional borrowing as part of the merger financing and the reduction in interest expense related to the amortization of the premium recorded on the Senior Subordinated Notes as a result of applying purchase method accounting.
(u) To eliminate interest income of approximately $2.3 million as a result of using Harveys' available cash in the merger financing.
(v) To eliminate the one-time payments for fees and expenses paid in connection with the merger.

(w) To recognize the effect of the foregoing adjustments (excluding the adjustments which the Company believes will have no effect on income taxes) on the provision for income taxes.